EXHIBIT 99.1

BJ’s Restaurants, Inc. Reports Fiscal 2019 Second Quarter Results

Declares Quarterly Cash Dividend of $0.12 Per Share

HUNTINGTON BEACH, Calif., July 25, 2019 (GLOBE NEWSWIRE) -- BJ’s Restaurants, Inc. (NASDAQ: BJRI) today reported financial results for its fiscal 2019 second quarter ended Tuesday, July 2, 2019.

Second Quarter 2019 Highlights Compared to Second Quarter 2018

  Total revenues grew 4.7% to $301.1 million
  Total restaurant operating weeks increased approximately 2.6%
  Comparable restaurant sales increased 2.0%
  Net income of $14.2 million compared to $16.9 million
  ° Second quarter 2019 net income was impacted by a $0.7 million expense related to the adoption of ASU 2016-02
  ° Second quarter 2018 net income benefited from a $1.1 million excess tax benefit from equity awards
  Diluted net income per share of $0.68 compared to $0.79
  ° Second quarter 2019 diluted net income per share was impacted by a $0.03 expense related to the adoption of ASU 2016-02
  ° Second quarter 2018 diluted net income per share benefited from a $0.05 excess tax benefit from equity awards

“BJ's record second quarter revenue reflects our continued trend of driving comparable restaurant sales coupled with the success of our new restaurant openings,” commented Greg Trojan, Chief Executive Officer. “The 2.0% growth in comparable restaurant sales represents our seventh consecutive quarter of positive comparable sales and successfully hurdles last year’s second quarter comparable restaurant sales growth of 5.6%. This solid topline growth was partially offset by wage rate pressures and higher commodity costs during the quarter resulting in a 200 basis point restaurant level margin decrease. While these inflationary pressures make it challenging to leverage our solid revenue growth, I am very proud of our team’s dedication and hard work as they consistently drive industry leading traffic, quarterly sales growth and high guest satisfaction scores.

“During the quarter, our team successfully rolled out our new tri-tip slow roasted menu offerings and began the implementation of our new Gold Standard Kitchen Systems, which are focused on more efficiently executing kitchen organization, food prep, food safety, cook speed and the allocation of labor to each of these important aspects of our business,” added Trojan. “The investment in these initiatives is always challenging, especially in the current labor and cost environment, but they are fortifying our foundation for future success and further strengthening our higher quality positioning in the casual dining space. At BJ’s we have always focused on building sales while complementing these efforts with systems, technology, process initiatives and other efficiencies that will, over time, allow us to more than double our restaurant operating base in a high return, profitable manner. I am confident that with average unit sales volumes of $5 million plus, solid cash flow from operations and a strong and flexible balance sheet, we are well positioned to invest in our business, continue our national expansion and return capital to our shareholders through our share repurchases and dividend programs, which together support our goal of enhancing shareholder value.”

In the second quarter of fiscal 2019, BJ’s opened new restaurants in Sterling Heights, Michigan and Toms River, New Jersey. To date in the third quarter, the Company opened its 206th restaurant and first location in the state of Connecticut in Manchester. “We expect to open an additional restaurant in the third quarter and two restaurants in the fourth quarter, thereby achieving our goal of opening seven restaurants this year. We remain committed to our long term expansion plan and expanding our platform to over 425 restaurants over time. Accordingly, our development team is building a solid pipeline for fiscal 2020 and 2021 new restaurant openings,” concluded Trojan.

During the second quarter of 2019, the Company repurchased and retired approximately 422,000 shares of its common stock at a cost of approximately $19.2 million. Since the Company’s first share repurchase authorization was approved in April 2014, BJ’s has repurchased and retired approximately 10.4 million shares at a cost of approximately $408.9 million. The Company has approximately $91.1 million available under its currently authorized share repurchase program.

The Company’s Board of Directors declared a cash dividend of $0.12 per share of common stock payable August 26, 2019, to shareholders of record at the close of business on August 12, 2019. While the Company intends to pay quarterly cash dividends for the foreseeable future, dividends will be reviewed quarterly and declared by the Board of Directors at its discretion.

Investor Conference Call and Webcast

BJ’s Restaurants, Inc. will conduct a conference call on its second quarter 2019 earnings release today, July 25, 2019, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Senior management will discuss the financial results and host a question and answer session. In addition, a live audio webcast of the call will be accessible to the public on the “Investors” page of the Company’s website located at http://www.bjsrestaurants.com, and a recording of the webcast will be archived on the site for 30 days following the live event. Please allow 15 minutes to register and download and install any necessary software.

About BJ’s Restaurants, Inc.

BJ’s Restaurants, Inc. (“BJ’s”) is a national brand with brewhouse roots and a menu where craft matters. BJ’s broad menu with over 140 offerings has something for everyone: slow-roasted entrees like prime rib, BJ’s EnLIGHTened Entrees® including Cherry Chipotle Glazed Salmon, signature deep dish pizza and the often imitated, but never replicated world-famous Pizookie® dessert. BJ’s has been a pioneer in the craft brewing world since 1996, and takes pride in serving BJ’s award-winning proprietary handcrafted beers, brewed at its brewing operations in five states and by independent third-party craft brewers. The BJ’s experience offers high-quality ingredients, bold flavors, moderate prices, sincere service and a cool, contemporary atmosphere. Founded in 1978, BJ’s owns and operates 206 casual dining restaurants. All restaurants offer dine-in, take-out, delivery and large party catering. BJ’s restaurants are located in 28 states: Alabama, Arizona, Arkansas, California, Colorado, Connecticut, Florida, Indiana, Kansas, Kentucky, Louisiana, Maryland, Michigan, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, Tennessee, Texas, Virginia and Washington. For more BJ’s information, visit http://www.bjsrestaurants.com.

Forward-Looking Statements Disclaimer

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute “forward-looking” statements for purposes of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales and margin growth in future periods, total potential domestic capacity, the success of various sales-building and productivity initiatives, future guest traffic trends, construction cost savings initiatives and the number and timing of new restaurants expected to be opened in future periods. These “forward-looking” statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) increases in minimum wage and other employment related costs, including compliance with the Patient Protection and Affordable Care Act and minimum salary requirements for exempt team members, (v) the effect of credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (vi) food quality and health concerns and the effect of negative publicity about us, our restaurants, other restaurants, or others across the food supply chain, due to food borne illness or other reasons, whether or not accurate, (vii) factors that impact California, Texas and Florida, where a substantial number of  our restaurants are located, (viii) restaurant and brewery industry competition, (ix) impact of certain brewing business considerations, including without limitation, dependence upon suppliers, third party contractors and distributors, and related hazards, (x) consumer spending trends in general for casual dining occasions, (xi) potential uninsured losses and liabilities due to limitations on insurance coverage, (xii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our craft beers and energy requirements, (xiii) trademark and service-mark risks, (xiv) government regulations and licensing costs, (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) legal proceedings, (xix) other general economic and regulatory conditions and requirements, (xx) the success of our key sales-building and related operational initiatives, (xxi) any failure of our information technology or security breaches with respect to our electronic systems and data, and (xxii) numerous other matters discussed in the Company’s filings with the Securities and Exchange Commission, including its recent reports on Forms 10-K, 10-Q and 8-K. The “forward-looking” statements contained in this press release are based on current assumptions and expectations, and BJ’s Restaurants, Inc. undertakes no obligation to update or alter its “forward-looking” statements whether as a result of new information, future events or otherwise.

For further information, please contact Greg Levin of BJ’s Restaurants, Inc. at (714) 500-2400 or JCIR at (212) 835-8500 or at bjri@jcir.com.

BJ’s Restaurants, Inc.
Unaudited Consolidated Statements of Income
(Dollars in thousands except for per share data)

	Second Quarter Ended				Six Months Ended
	July 2, 2019		July 3, 2018		July 2, 2019		July 3, 2018
Revenues	$301,090	100.0%	$287,634	100.0%	$591,644	100.0%	$566,157	100.0%
Restaurant operating costs (excluding depreciation and amortization):
Cost of sales	76,861	25.5	72,026	25.0	150,187	25.4	141,997	25.1
Labor and benefits	108,505	36.0	101,986	35.5	213,726	36.1	202,419	35.8
Occupancy and operating	64,493	21.4	59,073	20.5	126,084	21.3	116,576	20.6
General and administrative	15,985	5.3	15,851	5.5	32,881	5.6	30,982	5.5
Depreciation and amortization	17,839	5.9	17,620	6.1	35,481	6.0	35,074	6.2
Restaurant opening	610	0.2	835	0.3	1,058	0.2	1,432	0.3
Loss on disposal of assets	1,042	0.3	1,123	0.4	2,687	0.5	2,184	0.4
Total costs and expenses	285,335	94.8	268,514	93.4	562,104	95.0	530,664	93.7
Income from operations	15,755	5.2	19,120	6.6	29,540	5.0	35,493	6.3

Other income (expense):
Interest expense, net	(1,066)	(0.4)	(1,381)	(0.5)	(2,136)	(0.4)	(2,768)	(0.5)
Other income (expense), net	141	-	81	-	1,238	0.2	(19)	-
Total other expense	(925)	(0.3)	(1,300)	(0.5)	(898)	(0.2)	(2,787)	(0.5)
Income before income taxes	14,830	4.9	17,820	6.2	28,642	4.8	32,706	5.8

Income tax expense	638	0.2	875	0.3	1,586	0.3	1,097	0.2

Net income	$14,192	4.7%	$16,945	5.9%	$27,056	4.6%	$31,609	5.6%

Net income per share:
Basic	$0.69		$0.81		$1.30		$1.52
Diluted	$0.68		$0.79		$1.27		$1.49

Weighted average number of shares outstanding:
Basic	20,692		20,880		20,874		20,733
Diluted	20,999		21,477		21,232		21,282

Percentages reflected above may not reconcile due to rounding.

BJ’s Restaurants, Inc.
Selected Consolidated Balance Sheet Information
(Dollars in thousands)
	July 2, 2019 (unaudited)	January 1, 2019
Cash and cash equivalents	$23,376	$29,224
Total assets (1)	$1,055,520	$695,107
Total debt	$100,000	$95,000
Shareholders’ equity	$324,236	$309,221

(1) Total assets includes $377.4 million of lease right of use assets, as of the second quarter ended July 2, 2019, related to the adoption of ASU 2016-02.

BJ’s Restaurants, Inc.
Unaudited Supplemental Information
(Dollars in thousands)

	Second Quarter Ended				Six Months Ended
	July 2, 2019		July 3, 2018		July 2, 2019		July 3, 2018
Stock-based compensation (1)
Labor and benefits	$556	0.2%	$544	0.2%	$1,014	0.2%	$1,122	0.2%
General and administrative	1,739	0.6	1,254	0.4	3,365	0.6	2,959	0.5
Total stock-based compensation	$2,295	0.8%	$1,798	0.6%	$4,379	0.7%	$4,081	0.7%

Operating Data
Comparable restaurant sales % change	2.0%		5.6%		2.0%		4.9%
Restaurants opened during period	2		2		3		3
Restaurants open at period-end	205		200		205		200
Restaurant operating weeks	2,651		2,584		5,277		5,147

(1) Percentages represent percent of total revenues.

Note Regarding Non-GAAP Financial Measures

The Company is reporting below certain non-GAAP financial results and related reconciliations to the corresponding GAAP financial measures. These non-GAAP measures are not in accordance with, or a substitute for, measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. These measures should only be used to evaluate the Company's results of operations in conjunction with corresponding GAAP measures.

Restaurant Level Operating Margin

Restaurant level operating margin, a non-GAAP financial measure, is equal to the revenues generated by our restaurants less their direct operating costs which consist of cost of sales, labor and benefits, and occupancy and operating costs. This performance measure includes only the costs that restaurant level managers can directly control and excludes other operating costs that are essential to conduct the Company’s business, as detailed in the table below. Management uses restaurant level operating margin as a supplemental measure of restaurant performance. Management believes restaurant level operating margin is useful to investors in that it highlights trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures. Because other companies may calculate restaurant level operating margin differently than we do, restaurant level operating margin as presented herein may not be comparable to similarly titled measures reported by other companies.

A reconciliation of income from operations to restaurant level operating margin for the second quarter and six months ended July 2, 2019 and July 3, 2018 is set forth below:

Supplemental Financial Information – Restaurant Level Operating Margin
(Unaudited, dollars in thousands)

	Second Quarter Ended				Six Months Ended
	July 2, 2019		July 3, 2018		July 2, 2019		July 3, 2018
Income from operations	$15,755	5.2%	$19,120	6.6%	$29,540	5.0%	$35,493	6.3%
General and administrative	15,985	5.3	15,851	5.5	32,881	5.6	30,982	5.5
Depreciation and amortization	17,839	5.9	17,620	6.1	35,481	6.0	35,074	6.2
Restaurant opening	610	0.2	835	0.3	1,058	0.2	1,432	0.3
Loss on disposal of assets	1,042	0.3	1,123	0.4	2,687	0.5	2,184	0.4
Restaurant level operating margin	$51,231	17.0%	$54,549	19.0%	$101,647	17.2%	$105,165	18.6%

Percentages above represent percent of total revenues and may not reconcile due to rounding.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”)

Adjusted EBITDA is a non-GAAP financial measure that represents the sum of net income, interest expense, income tax expense, depreciation and amortization, stock-based compensation expense, other expense (income) and loss on disposal of assets detailed within the reconciliation below. Management uses Adjusted EBITDA as a supplemental measure of our performance. Management believes these measures are useful to investors in that they highlight cash flow and trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures. Because other companies may calculate these measures differently than we do, Adjusted EBITDA as presented herein may not be comparable to similarly titled measures reported by other companies.

Supplemental Financial Information – Net Income to Adjusted EBITDA
(Unaudited, dollars in thousands)

	Second Quarter Ended				Six Months Ended
	July 2, 2019		July 3, 2018		July 2, 2019		July 3, 2018
Net income	$14,192	4.7%	$16,945	5.9%	$27,056	4.6%	$31,609	5.6%
Interest expense, net	1,066	0.4	1,381	0.5	2,136	0.4	2,768	0.5
Income tax expense	638	0.2	875	0.3	1,586	0.3	1,097	0.2
Depreciation and amortization	17,839	5.9	17,620	6.1	35,481	6.0	35,074	6.2
Stock-based compensation expense	2,295	0.8	1,798	0.6	4,379	0.7	4,081	0.7
Other (income) expense, net	(141)	-	(81)	-	(1,238)	0.2	19	-
Loss on disposal of assets	1,042	0.3	1,123	0.4	2,687	0.5	2,184	0.4
Adjusted EBITDA	$36,931	12.3%	$39,661	13.8%	$72,087	12.2%	$76,832	13.6%

ASU 2016-02 Reconciliation

The following table illustrates the impact from the adoption of ASU 2016-02 on our results for the second quarter and six months ended July 2, 2019. The Company believes the non-GAAP financial measure and reconciliation below provides analysts and others in the investment community a way to analyze and compare the Company’s results to prior period results in which ASU 2016-02 was not applied.

BJ’s Restaurants, Inc.
Supplemental Financial Information – ASU 2016-02, Leases, Reconciliation
(Dollars in thousands except for per share data)

	Second Quarter Ended
	July 2, 2019				July 3, 2018
	New Standard	Total Adjustments		Previous Standard	Previous Standard
Revenues	$301,090	$-		$301,090	$287,634
Restaurant operating costs (excluding depreciation and amortization):
Cost of sales	76,861	95	(1)	76,956	72,026
Labor and benefits	108,505	-		108,505	101,986
Occupancy and operating	64,493	(789)	(2)	63,704	59,073
General and administrative	15,985	-		15,985	15,851
Depreciation and amortization	17,839	-		17,839	17,620
Restaurant opening	610	-		610	835
Loss on disposal of assets	1,042	-		1,042	1,123
Total costs and expenses	285,335	(694)		284,641	268,514
Income from operations	15,755	694		16,449	19,120

Other income (expense):
Interest expense, net	(1,066)	-		(1,066)	(1,381)
Other income, net	141	-		141	81
Total other expense	(925)	-		(925)	(1,300)
Income before income taxes	14,830	694		15,524	17,820

Income tax expense	638	-		638	875

Net income	$14,192	$694		$14,886	$16,945

Net income per share:
Basic	$0.69	$0.03		$0.72	$0.81
Diluted	$0.68	$0.03		$0.71	$0.79
Weighted average number of shares outstanding:
Basic	20,692	20,692		20,692	20,880
Diluted	20,999	20,999		20,999	21,477

(1)  Prior to the adoption of ASU 2016-02, this amount was recorded as “Cost of sales” expenses. Amount represents contract considerations, which is now required to be allocated to the lease and non-lease components and recorded as “Occupancy and operating” expenses.
(2)  Amount primarily represents the amortization of deferred sales-leaseback gain coupled with the contract consideration noted in footnote (1). Prior to the adoption of ASU 2016-02, sales-leaseback gains were deferred and amortized over the life of the lease as a credit to “Occupancy and operating” expenses.

BJ’s Restaurants, Inc.
Supplemental Financial Information – ASU 2016-02, Leases, Reconciliation
(Dollars in thousands except for per share data)

	Six Months Ended
	July 2, 2019				July 3, 2018
	New Standard	Total Adjustments		Previous Standard	Previous Standard
Revenues	$591,644	$-		$591,644	$566,157
Restaurant operating costs (excluding depreciation and amortization):
Cost of sales	150,187	188	(1)	150,375	141,997
Labor and benefits	213,726	-		213,726	202,419
Occupancy and operating	126,084	(1,260)	(2)	124,824	116,576
General and administrative	32,881	-		32,881	30,982
Depreciation and amortization	35,481	-		35,481	35,074
Restaurant opening	1,058	-		1,058	1,432
Loss on disposal of assets	2,687	-		2,687	2,184
Total costs and expenses	562,104	(1,072)		561,032	530,664
Income from operations	29,540	1,072		30,612	35,493

Other income (expense):
Interest expense, net	(2,136)	-		(2,136)	(2,768)
Other income (expense), net	1,238	-		1,238	(19)
Total other expense	(898)	-		(898)	(2,787)
Income before income taxes	28,642	1,072		29,714	32,706

Income tax expense	1,586	-		1,586	1,097

Net income	$27,056	$1,072		$28,128	$31,609

Net income per share:
Basic	$1.30	$0.05		$1.35	$1.52
Diluted	$1.27	$0.05		$1.32	$1.49
Weighted average number of shares outstanding:
Basic	20,874	20,874		20,874	20,733
Diluted	21,232	21,232		21,232	21,282

(1)  Prior to the adoption of ASU 2016-02, this amount was recorded as “Cost of sales” expenses. Amount represents contract considerations, which is now required to be allocated to the lease and non-lease components and recorded as “Occupancy and operating” expenses.
(2)  Amount primarily represents the amortization of deferred sales-leaseback gain coupled with the contract consideration noted in footnote (1). Prior to the adoption of ASU 2016-02, sales-leaseback gains were deferred and amortized over the life of the lease as a credit to “Occupancy and operating” expenses.